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                                                                   EXHIBIT 23(a)

                            INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Response USA, Inc. on Form S-3 (Registration No. 333-65399) of our report dated September 16, 1998 appearing in the Annual Report on Form 10-KSB of Response USA, Inc. for the fiscal year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              DELOITTE & TOUCHE LLP
                              /s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 21, 1998